EXHIBIT 16.1









May 9, 1997                                                 VIA CERTIFIED MAIL



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

Subject:  MAUI USA INC.
          COMMISSION FILE NUMBER 33-55254-34

We have read Item 4 of Maui USA Inc.'s Form 8-K dated May 9, 1997 and are in agreement with the statements contained in paragraph 4(a) therein.

Yours very truly,



Price Waterhouse LLP
by Deborah L. Rogers
     Partner

kak/vkk